EXHIBIT 23






CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM



We consent to the incorporation by reference in Registration Statement Nos. 33-39987, 33-56728, and 333-39726 on Form S-8 of our reports dated October 13, 2005, relating to the financial statements and financial statements schedule of Possis Medical, Inc. and subsidiaries and management's report on the effectiveness of internal control over financial reporting appearing in and incorporated by reference in the Annual Report of Form 10-K of Possis Medical, Inc. and subsidiaries for the year ended July 31, 2005.



Deloitte & Touche LLP
Minneapolis, Minnesota
October 13, 2005


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